Exhibit 99.1

Vor Bio Appoints Qing Zuraw, M.D. as Chief Development Officer

July 17, 2025

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Dr. Zuraw led clinical development of telitacicept across MG, Sjögren’s, SLE, and RA at RemeGen, resulting in multiple regulatory approvals in China; brings deep U.S. and global development experience to support Vor Bio’s new development focus and execution of late-stage programs

CAMBRIDGE, Mass., July 17, 2025 (GLOBE NEWSWIRE) — Vor Bio (Nasdaq: VOR), a clinical-stage biotechnology company transforming the treatment of autoimmune diseases, today announced the appointment of Qing Zuraw, M.D., M.P.H., M.B.A., as Chief Development Officer, effective immediately.

Dr. Zuraw joins Vor Bio with over 25 years of experience leading complex global and U.S. clinical development programs across autoimmune, inflammatory, and immunologic diseases. Most recently, she served as Chief Development Officer and Head of Global Clinical Development for Autoimmune Diseases at RemeGen Co., Ltd., where she was one of the key leaders of successful development and execution of clinical trials for telitacicept across four key indications—systemic lupus erythematosus (SLE), Sjögren’s syndrome, myasthenia gravis (MG), and rheumatoid arthritis (RA)—culminating in regulatory approvals in China for the treatment of SLE, generalized MG and RA.

At RemeGen, Dr. Zuraw built and led a cross-functional global team that managed all aspects of telitacicept development, including clinical trial design, regulatory strategy, site engagement, and execution. She played a central role in regulatory interactions with the U.S. Food & Drug Administration, European Medicines Agency, and China’s Center for Drug Evaluation, achieving Fast Track, Breakthrough Therapy, and Orphan Drug designations for telitacicept across multiple indications.

“We are delighted to welcome Qing to Vor Bio at a critical time for the company,” said Jean-Paul Kress, M.D., Chief Executive Officer and Chairman of the Board. “Her deep and diverse clinical development expertise across autoimmune and immunological diseases and with telitacicept will be invaluable as we execute on our late-stage programs. Qing’s ability to lead high-performing clinical organizations will be instrumental as we drive forward our global development programs, particularly in the U.S.”

Dr. Zuraw has also previously held senior leadership roles at Janssen Research & Development, Teva Pharmaceutical Industries Ltd., Akebia Therapeutics, Inc., Biogen Inc., and Covance, Inc., where she led global clinical development programs across rheumatology, nephrology, respiratory, and immunology. She played a key role in the U.S. FDA approval of Guselkumab for psoriatic arthritis and contributed to multiple NDA and BLA submissions across therapeutic areas. Throughout her career, she has built and led high-performing teams to execute complex trials from early development through post-marketing.

“Vor Bio is uniquely positioned to become a leader in autoimmune therapeutics,” said Dr. Zuraw. “Having been intimately involved in the development of telitacicept in China from early clinical stages through to multiple approvals, I’m thrilled to join the talented team at Vor Bio to bring telitacicept to patients globally.”

About Vor Bio

Vor Bio is a clinical-stage biotechnology company transforming the treatment of autoimmune diseases. The company is focused on rapidly advancing telitacicept, a novel dual-target fusion protein, through Phase 3 clinical development and commercialization to address serious autoantibody-driven conditions worldwide. For more information visit www.vorbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding Vor Bio’s development plans for telitacicept, its ability to change the treatment landscape for patients with autoimmune conditions and other statements that are not historical fact. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Media & Investor Contacts:

Sarah Spencer

+1 857-242-6076

investors@vorbio.com

Carl Mauch

investors@vorbio.com